EXHIBIT 10.1

                      RECEIVABLES PURCHASE AGREEMENT

     This Receivables Purchase Agreement (the "Agreement") is entered into as of June 20, 2001 by and between MONTEREY FINANCIAL SERVICES, INC. (MFS), a California Corporation with its address at 4095 Avenida de la Plata, Oceanside, California 92056 and COLLEGE BOUND STUDENT ALLIANCE, INC. a Nevada corporation and its subsidiary COLLEGE PARTNERSHIP, INC. a Delaware company , ("SELLER"), with its address at 333 S. Allison Pkwy., Ste. 100, Lakewood, CO 80226 , with respect to the following facts:

                                 RECITALS

     A. SELLER is in the business of providing certain products and services to various individuals from time to time and SELLER finances the cost of such products and services by entering into retail installment contracts, promissory notes, security agreements, membership agreements and/or other instruments (each, a "Contract" and collectively, the "Contracts") with such individuals. Seller's services and/or products are described on Schedule "A" attached hereto and incorporated herein by this reference.

     B. MFS is in the business of purchasing instruments such as the Contracts in its ordinary course of business.

     NOW, THEREFORE, in consideration of the above premises and of the representations, warranties and agreements contained herein, the parties hereby covenant and agree as follows:

     1. DEFINITIONS. The following terms shall have the following meaning as used in this Agreement.

          (a) "Assignment" means an Irrevocable Assignment in a form approved by MFS, transferring and assigning to MFS all of SELLER's right, title and interest in and to a Purchased Contract, all payments thereunder and all related guaranties and collateral therefor on a form prescribed by MFS.

          (b) "Collected Funds," with respect to a Servicing Contract, means all monies collected on such Servicing Contract due to SELLER or any of SELLER's affiliates.

          (c) "Contract" has the meaning set forth in Recital A above and must be on a form approved by MFS.

          (d) "Contract/Credit Application" means an executed original Contract, an original credit application, and/or an original credit report or statement concerning the Customer and any related documents and information from time to time required by MFS in accordance with MFS's standard procedures.

          (e) "Customer" means an individual who enters into a Contract with SELLER.

          (f) "Default" means (i) a breach by SELLER, which has not been cured during any applicable cure period, of any representation, warranty, covenant, term or condition of this Agreement or of any documents to which SELLER is obligated or by which it is bound in connection with a Contract,
(ii) a default under any guaranty of the obligations of SELLER hereunder which has not been cured during any applicable cure period, (iii) a default by SELLER under any other agreement by and between SELLER or any affiliate thereof and MFS and any affiliate thereof which has not been cured during any applicable cure period, or (iv) a Material Adverse Change in Financial Condition with respect to SELLER.

          (g) "Defaulted Contract" has the meaning set forth in Section 5 hereof.

          (h) "Event of Cancellation" shall, with respect to a Contract, refer to (i) a Material Adverse Change in Financial Condition, business or operations of SELLER since the date of this Agreement or of the Customer since the date of the related Final Contract/Credit Applications or (ii) the occurrence of an event which causes a representation made by the Customer, SELLER or any other party in connection with the Contract or under this Agreement to be or become false or misleading in any material respect whether or not true when made or,(iii) a breach of any term of such Contract, or of any related guaranty or credit support agreement, whether by the customer or SELLER, including without limitation, failure or SELLER to deliver the underlying products or services to customer or (iv) any Default; or (v) notification by a Customer to SELLER or to MFS of its intent to cancel all or any part of the Contract or (vi) if the SELLER and/or MFS is named in a
lawsuit over the actions of the SELLER.                            .

          (i) "Final Contract/Credit Application" means such documents as MFS shall from time to time require in accordance with its standard procedures in order to complete the purchase of a Contract and to pay the Purchase Price of the Contract to SELLER including, without limitation, (i) an Assignment;
(ii) the one and only executed original of the Purchased Contract; (iii) any Uniform Commercial Code financing statements necessary to perfect MFS's interest in the Purchased Contract; and (iv) any other document or instrument required by the terms of MFS's written notice to SELLER pursuant to Section 2 below including, without limitation any guaranties or security agreements.

          (j) "Material Adverse Change in Financial Condition" means a significant negative change in the balance sheet or profit and loss statements of SELLER or a Customer from time to time, insolvency, inability to pay debts as they mature, failure to operate as a going concern, voluntarily or involuntarily filing bankruptcy, making an assignment for the benefit of creditors, appointment of a receiver, dissolution, change in the corporate structure or in a material portion of the stock ownership or, as to a Customer, the death or incapacity of the Customer.

          (k) "Purchased Contract" means a Contract, the Customer of which meets all of the credit and income requirements of MFS at the time it is purchased and which MFS elects, in its sole discretion, to purchase pursuant to the terms hereof.

          (l) "Purchase Price," with respect to each Contract, means the amount set forth on the attached Schedule "A".

          (m) "Repurchased Contract" means a Purchased Contract which has been repurchased by SELLER pursuant to the terms hereof.

          (n) "Repurchase Price" means the price at which SELLER is obligated to repurchase a Purchased Contract from MFS and shall be an amount equal to (i) the Purchase Price paid by MFS to SELLER less all payments attributable to principal received on such Purchased Contract; plus (ii) a Repurchase Fee in an amount set forth on Schedule "A" attached hereto.

          (o) "Reserve Amount," with respect to each Contract, means the amount to be withheld by MFS from the Purchase Price for each Purchased Contract as set forth on Schedule "A" attached hereto, which Reserve Amount shall be withheld as a reserve against losses which may be incurred by MFS on any of the Purchased Contracts.

          (p) "Reserve Account" means the balance of all Reserve Amounts for all Purchased Contracts withheld by MFS from time to time, which shall be held by MFS in a non-interest bearing account.

          (q) "Reserve Rebate" means the amount set forth on Schedule "A" attached hereto which will be paid by MFS to SELLER from time to time pursuant to Section 3(b) of this Agreement.

          (r) "Servicing Contract" means any Contract which MFS has elected not to purchase for any reason and any Repurchased Contracts, which MFS elects, in its sole discretion, to administer and service pursuant to the terms of this Agreement.

          (s) "Servicing Fee," with respect to each Servicing Contract, means the amount set forth on Schedule "A" attached hereto which will be paid by SELLER to MFS as compensation for MFS's administration and servicing of the Servicing Contracts.

          (t) "Term," with respect to this Agreement, means the period of time set forth on Schedule "A" attached hereto; provided, however, that MFS may terminate this Agreement immediately upon notice to SELLER in the event of a Default not cured by Seller.

     2. PURCHASE OF CONTRACTS. Subject to the terms and conditions of this Agreement during the Term, MFS shall have the option, but not the obligation, in its sole discretion on a case by case basis, to purchase all of SELLER'S rights, title and interest in and to the Contracts submitted by SELLER to MFS. Upon the execution of a Contract, SELLER shall provide to MFS the Contract/Credit Application. Upon receipt thereof, MFS shall review the Contract/Credit Application and shall notify SELLER whether it elects to exercise its option to purchase such Contract by delivery of written notice to SELLER within ten (10) days after MFS's receipt of the Contract/Credit Application. If MFS exercises its right to purchase a Contract, SELLER shall submit a Final Contract/Credit Application to MFS. MFS's obligation to purchase any Contracts shall be conditioned upon MFS's receipt of a complete Final Contract/Credit Application with respect thereto in form and substance acceptable to MFS. In no event shall MFS assume or be delegated any of SELLER's duties, responsibilities, liabilities or obligations to the Customer under any Contract and SELLER shall remain liable therefor notwithstanding an assignment of a Purchased Contract to MFS. The parties agree that MFS shall be entitled to directly receive and retain any and all amounts due and payable under the Purchased Contracts. All Purchased contracts shall be sold to MFS subject to the representations, warranties, covenants, agreements, terms and conditIons set forth in this Agreement, and shall be accompanied by an Irrevocable Assignment, substantially in the form attached hereto as Exhibit A, SELLER acknowledges and agrees that MFS shall be entitled to elect not to purchase or service any Contract for any reason whatsoever in its sole and absolute discretion.

     3.     FUNDING OF PURCHASE PRICE; RESERVE ACCOUNT.

          (a) Provided that no Event of Cancellation has occurred with respect to a Contract that MFS has elected to purchase, MFS shall, within five
(5) business days after SELLER's submission of a complete Final Contract/Credit Application to MFS, pay to SELLER the Purchase Price for each Purchased Contract less(i) the Reserve Amount which shall be retained by MFS in the Reserve Account (non- interest bearing account) and may be commingled with MFS's other funds, (ii) any adjustment to Purchase Price, if applicable, as set forth in Schedule A.

          (b) The amount of the Reserve Account shall, at all times, be at least equal to the Minimum Reserve as such term is defined in Schedule "A" attached hereto. The reserve account, which is a pooled reserve, shall be held for a minimum of six months from the date of the first bulk purchase. MFS shall deliver to SELLER by no later than the last day of the seventh month from the date of the first bulk purchase and every three months thereafter, a report which identifies the Reserve Amount and a Reserve Rebate as identified in Schedule "A". SELLER acknowledges and agrees that MFS shall retain the Reserve Account in MFS's sole possession and control in accordance with this
Section 3. MFS shall pay to SELLER the Reserve Rebate calculated as set forth on Schedule "A" and as follows: The minimum as stated in schedule "A" will always be kept in the Reserve Account. Other than the Reserve Rebate, no interest or other sum will ever be paid by MFS to SELLER on amounts held in the Reserve Account. Except with respect to the Reserve Rebate, the Reserve Account shall be held by MFS until the later of the date on which (i) all sums due to MFS on all Purchased Contracts have been paid in full, (ii) this Agreement has been terminated and MFS has been paid in full for all amounts due hereunder, or (iii) MFS no longer has any contingent liability to return any amounts which it may have received pursuant to any Purchased Contract under applicable laws.

     4.     REPRESENTATIONS AND WARRANTIES.

          (a) SELLER hereby represents, warrants and covenants to MFS, its successors and assigns, as of the date hereof and as of the date of submission of each Contract/Credit Application, Final Contract/Credit Application and Assignment in respect of each Contract, that:

               (1) If a corporation, partnership or limited liability company, SELLER is duly organized and validly existing and in good standing in the state or its incorporation as such, and has full power to carry on its business as it is presently conducted including, without limitation, the sale of the Contracts, to enter into this Agreement and to carry out the transactions contemplated hereby;

               (2) the execution and delivery of this Agreement, the assignment of the Purchased Contracts to MFS, and the performance by SELLER of the transactions contemplated hereby have been duly authorized by all necessary action, including any action required under Seller's governing instruments;

               (3) the execution, delivery and performance of this Agreement and the assignment of the Purchased Contracts to MFS, and the execution of any other instrument related to this Agreement, constitute a legal, valid and binding obligation of SELLER enforceable in accordance with its terms, without any offsets or counterclaims, and no further actions are required for SELLER to enter into this Agreement and such other instruments;

               (4) to the best of SELLER's knowledge, all of SELLER's business operations are duly licensed and permitted under all federal, state and local laws, rules and regulations of any governmental authority;

               (5) SELLER has duly paid any and all license, franchise, corporation or other taxes, fees, imposts, duties or charges levied, assessed or imposed upon it or upon any of its properties of whatsoever kind or description;

               (6) neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will constitute a violation or default of any statute, rule or decree of any court, administrative agency or governmental body to which SELLER is or may be subject;

               (7) there are and will be no agreements between SELLER or its agents and any Customer in connection with any Purchased Contract and no express or implied warranties have been or will be made by SELLER or its agents to such Customer, except as set forth in the Contract;

               (8) SELLER and its agents have not participated in and have no knowledge of any fraudulent and/or misleading act in connection with any Contract or with respect to any Customer;

               (9) to the best of SELLER's knowledge, each Customer is bonafide and has legal capacity to enter into such Contract and the signature of the named Customer is genuine;

               (10) to the best of SELLER's knowledge, each Contract is and shall be valid, genuine and noncancellable, enforceable according to its terms and in compliance with applicable laws, rules and regulations of any governmental authority whether federal, state, county, municipal or otherwise including, without limitation, usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, Federal Reserve Board Regulations B, M and Z, state adaptions of the National Consumer Act and of the Uniform Consumer Credit Code and any other consumer credit, equal opportunity, disclosure or repossession laws or regulations applicable with respect to a particular Contract.

               (11) to SELLER's actual knowledge, each Contract is a valid deferred payment obligation for the amount therein set forth and such Contract shall not be subject to any disputes, offsets or counterclaims and the property, goods or services described in the Contract have never been the subject of any other Contract between SELLER and the Customer and the Contract has not been rescinded by SELLER or Customer for any reason whatsoever, SELLER is not in breach under any obligation to any Customer under any Contract, and has no actual knowledge of any personal defenses that the Customer could raise against the enforcement of the terms of any Contract; SELLER has no actual knowledge of any facts which may result in the uncollectability or unenforecability of any contract;

               (12) all credit or other information reasonably relevant to a credit determination concerning the Customer known to SELLER will have been disclosed to MFS and such credit information and all other information supplied by SELLER in connections with any Contract shall be true, complete and correct as of the date submitted; SELLER shall supplement such information as necessary so that such information remains true, complete and correct; SELLER has no knowledge of any facts, which presently or upon the occurrence of certain events in the future, may result in the uncollectability and/or unenforceability of the Contract; SELLER acknowledges that MFS will rely upon information appearing on SELLER's records relating to all Contracts and Final Contracts/Credit Applications, and in light of such acknowledgment, each item of information contained in and appearing on such records accurately reflects their true status;

               (13) except as otherwise disclosed by SELLER, SELLER owns each Contract submitted to MFS hereunder free and clear of any liens, charges, security interests, encumbrances or other restrictions or transfer which may adversely affect MFS's rights with respect thereto, including without limitation, MFS's rights under this Agreement to be the assignee of all Purchased Contracts and to collect all monies due thereunder, SELLER has the absolute right to sell, assign and transfer the contracts free and clear of all rights of third parties, and upon assignment MFS will obtain good title to such Purchased Contract free and clear of any liens, charges, encumbrances or other restrictions whatsoever;

               (14) except as otherwise disclosed by SELLER, the execution and delivery by SELLER of this Agreement and the assignment of the Purchased Contracts to MRS and the security interests granted to MFS from time to time pursuant to the terms hereof, do not conflict with or constitute a material breach or default with respect to any indenture, loan or credit agreement, mortgage, lease, deed or other agreement to which it is a party or by which it or its properties are bound and there are no suits or proceedings pending or, to the knowledge of SELLER, threatened in any court or before any regulatory commission, board or other administrative or governmental agency against or affecting SELLER which could materially impair SELLER's ability to perform its obligations hereunder;

               (15) the financial statements of SELLER delivered to MFS from time to time fairly present the financial position of SELLER as of the date thereof in conformity with generally accepted accounting principles consistently applied and the results of operations of SELLER for the periods covered thereby and do not, as of the date thereof, include any material misstatement or omit to state any material liability, absolute or contingent, and since the date of the latest such financial statements, there has been no Material Adverse Change in the Financial Condition of SELLER.

               (16) except as otherwise disclosed by SELLER, there is no litigation or other proceeding pending, or to the best of SELLER's knowledge, threatened against SELLER that would affect SELLER'S ability to perform each and every of its obligations under this Agreement or any Agreement or instrument related hereto;

               (17) SELLER has or will deliver to Customer all products and services required to be delivered and/or performed in accordance with the Contract; and

               (18) to the best of SELLER's knowledge, no false, fraudulent or misleading representations were made nor were unfair or deceptive trade practices engaged in by SELLER with respect to the Customer or the Contract and no statements, promises or representations about the payment terms under the Contract, except as stated in writing in the Contract.

          (b) The representations and warranties contained herein shall be deemed to be continuing representations, warranties and covenants of Seller and shall continue beyond the term of this Agreement and until all obligations of Seller hereunder have been performed and all payments have been made to MFS under all Purchased Contracts. The sole remedy for breach of any of the above shall be full recourse and repurchase of the contract.

               (1) In the event of any (a) transfer of control of Seller, including, without limitation, any merger, consolidation or reorganization of Seller with or into any person, firm or entity, where Seller is not the surviving entity in such merger, consolidation or reorganization ( a "Change of Control Event"), (b) sale, lease conveyance, exchange, transfer or other disposition of all, or substantially all, the assets of Seller (an "Asset Sale"), or (c) dissolution or liquidation of Seller, prior to such event Seller shall (x) give Monterey written notice of the date of such event and, in the event of a Change of Control Event or an Asset Sale, the identity of the surviving or acquiring entity, and (y) purchase all outstanding amounts on the Purchased contracts at the same rate as originally purchased by Monterey hereunder; provided, however that in the event of a Change of Control Event or an Asset Sale, Monterey shall be entitled to elect, in its sole and absolute discretion, to have the surviving or acquiring corporation, as the case may be, to continue to honor the Purchased Contracts and assume Seller's obligations hereunder, including, without limitation, providing any ongoing services described thereunder, subject to executing such documents as Monterey may reasonable request.

          (c) MFS hereby represents, warrants and covenants to SELLER, its successors and assigns, as of the date hereof and as of the date of submission of each Contract/Credit Application, Final Contract/Credit Application and Assignment in respect of each Contract, that:

               (1) If a corporation, partnership or limited liability company, MFS is duly organized and validly existing and in good standing in the state or its incorporation as such, and has full power to carry on its business as it is presently conducted including, without limitation, the sale of the Contracts, to enter into this Agreement and to carry out the transactions contemplated hereby;

               (2) the execution and delivery of this Agreement, the assignment of the Purchased Contracts by SELLER, and the performance by MFS of the transactions contemplated hereby have been duly authorized by all necessary action, including any action required under MFS's governing instruments;

               (3) the execution, delivery and performance of this Agreement and the assignment of the Purchased Contracts by SELLER, and the execution of any other instrument related to this Agreement, constitute a legal, valid and binding obligation of MFS enforceable in accordance with its terms, without any offsets or counterclaims, and no further actions are required for MFS to enter into this Agreement and such other instruments;

     5. SECURITY AGREEMENT IN COLLATERAL. To secure the accuracy and full performance of each of SELLER's representations, warranties, covenants and obligations hereunder, SELLER hereby grants to MFS a first priority security interest (the "Security Interest") in all of SELLER's rights, titles and interest in and to (i) all of the Purchased Contracts, (ii) all amounts held in the Reserve Account, (iii) all of the Servicing Contracts, and (iv) all proceeds of the foregoing. The Purchased Contracts, the Reserve Account, the Servicing Contracts and all proceeds of the foregoing are sometimes hereinafter collectively referred to as the "Collateral." SELLER shall execute and deliver to MFS one or more original Uniform Commercial Code financing statements describing the Collateral executed by SELLER in a form approved by MFS to be filed in all offices where appropriate as may be necessary or advisable to perfect SELLER's security interest in the Collateral; provided, however, to perfect MFS's security interest in the Reserve Account, MFS shall remain in possession thereof. The transactions contemplated hereby are a full and absolute sale of the Purchased Contracts, subject to the conditions herein, and except for the Reserve Rebate, and no obligations and/or rights of SELLER hereunder shall in any way be construed to imply or grant SELLER any direct or indirect ownership interest and/or legal or equitable title in and/or to the purchased contracts.

     6.     RIGHT OF OFFSET.    MFS has the right, with 30 day notice to
SELLER, to offset amounts owed by SELLER to MFS hereunder against amounts held by MFS in the Reserve Account. Without limiting the generality of the foregoing, if SELLER is obligated to repurchase a Purchased Contract for any reason and does not provide MFS with cash or an acceptable replacement Contract within thirty (30) days following notice by MFS to SELLER of the Customer's default, then MFS has the right, without further notice to SELLER
(i) to offset such amounts held by MFS in the Reserve Account, (ii) the Reserve Rebate, (iii) the amount of any Collected Funds otherwise payable to SELLER by MFS hereunder, and/or (iv) any other amounts payable by MFS to SELLER. Nothing herein shall require MFS to first seek or exhaust any remedy against the Customer, its successors and assigns, or any other person obligated with respect to the Contract, or to first foreclose, exhaust or otherwise proceed against any collateral or security which may be given in connection with the Contract, if any.

     7. RIGHT TO INSPECT. MFS (through any of its officers, employees, or agents) shall have the right from time to time hereafter at its sole cost and expense to audit and inspect books and to check, test and appraise the collateral in order to verify financial condition or the amount, quality, value, condition of, or any other matter relating to collateral.

     8. INDEMNIFICATION. SELLER and MFS each hereby agree to defend, indemnify and hold harmless each other, and the other party's affiliates, subsidiaries, employees, officers, directors, shareholders, attorneys and agents, from and against any and all losses, claims, liabilities, demands and expenses whatsoever, including without limitation reasonable attorneys' fees and costs arising out of or in connection with any breach by the indemnifying party of its representations, warranties, covenants or obligations hereunder. Further, SELLER hereby agrees to defend, indemnify and hold harmless MFS, and its affiliates, subsidiaries, employees, officers, directors, shareholders, attorneys and agents, from and against any and all losses, claims, liabilities, demands and expenses whatsoever, in contract or tort, including without limitation reasonable attorneys' fees and costs arising out of or in connection with any breach by SELLER of it representations, warranties, covenants, or obligations under this Agreement or any contract, or arising out of (i) the selection, manufacture, purchase, acceptance or rejection by a Customer of any of the products or services, as applicable, relating to any Purchased Contract, and the delivery, possession, maintenance, use, condition, return or operation of any of such products or services, as applicable, (including, without limitation, latent and other defects in any product, whether or not discoverable by MFS or the Customer), and (ii) any and all of the Servicing Contracts, unless caused by the gross negligence or willful misconduct of MFS. SELLER shall, upon request, immediately defend any and all actions based on, or arising out of, any of the foregoing. All indemnities and obligations contained herein shall survive the expiration or termination of the Agreement and the expiration or termination of any Purchased Contract or any Servicing Contract.

     9.     SERVICING OF CONTRACTS.

          (a) As part of the consideration for MFS entering into this Agreement and agreeing to purchase Contracts from SELLER, SELLER agrees that during the Term hereof, MFS shall have the option but not the obligation, in MFS's sole discretion, to service, as SELLER's exclusive collection agent, all Servicing Contracts entered into by SELLER and shall be entitled to retain the Servicing Fee for its performance of such services. If MFS elects to administer and service any Servicing Contracts, MFS shall perform the following duties with respect to such Servicing Contracts to the best of its skill and ability: (i) inform each Customer of the billing arrangements, send a welcome letter and a monthly billing statement or coupon book to each Customer of a Servicing Contract, proceed to collect all payments due thereunder by posting and depositing all payments or like monies received on the Servicing Contracts within forty-eight (48) hours of receipt; (ii) promptly return incomplete checks, drafts or other items of payment received with respect to the Servicing Contract to SELLER or as otherwise directed by SELLER; (iii) re-deposit checks, drafts and other items of payment returned to MFS for reasons of "Return to Maker" or "Non-sufficient funds" or words of similar effect according to MFS's standard collection procedures; (iv) notify SELLER of any items of payment received bearing a notation "payment in full," "interest only" or words to that effect and follow SELLER's instructions with respect to such items; (v) hold all post-dated checks, drafts or other items of payment and deposit them on the date appearing on the check, draft or other item of payment; (vi) use its own funds, tools, supplies and equipment in the performance of its services hereunder, (vii) maintain books and records of all Servicing Contracts in accordance with generally accepted accounting principles including, without limitation records concerning principal, interest, late charges, and pre-payments received through pre-authorized debits, checks, drafts or other items of payment and, upon SELLER's written request, give access thereto to SELLER; (viii) provide SELLER monthly with a full and complete accounting in respect of each and every Servicing Contract, and weekly e-mail Aged Balance Reports from Finance and Loan Servicing; (ix) in the event a Customer becomes delinquent over fifteen (15) days, mail written delinquent notice letters to such Customer; (x) service such delinquent Servicing Contracts with as many telephone calls as MFS deems necessary; (xi) notify SELLER of any Servicing Contract serviced hereunder which is delinquent for a period in excess of ninety (90) days; (xii) remit to SELLER, on a monthly basis, the Collected Funds less (A) the Servicing Fee,
(B) the amount of any funds which MFS is required to return to a Customer for any reason including, without limitations, the Customer's bankruptcy or an erroneous payment, and (C) any other amounts due to MFS which may be offset pursuant to the terms of this Agreement, and (xiii) perform such other duties and furnish such reports as are reasonable and customary for billing agents in California.

          (b) SELLER shall fully cooperate with MFS in MFS's performance of the foregoing duties. Notwithstanding the generality of the foregoing, SELLER agrees that it will submit to MFS in a timely manner, each of its Servicing Contracts including the credit statement, the executed Contract, all supporting documentation, the current balance and the date of the next payment in order to enable MFS to arrange for the periodic servicing of such Servicing Contract.

          (c) MFS shall use the same degree of care in performing the services for the Servicing Contracts that it uses in processing similar payments and data for its own use. MFS shall be liable only for its negligence or willful misconduct in the performance of its duties hereunder.

          (d) In the event any legal action or other proceeding is brought relating to any of the Servicing Contracts, MFS will deliver to SELLER promptly after SELLER's request therefor, such papers as MFS may have in its possession that SELLER deems relevant to such action, and SELLER shall be obligated to indemnify MFS pursuant to the terms of Section 8.

          (e) MFS may at any time, in its sole discretion, withdraw from administering and servicing any or all Servicing Contracts.

          (f) SELLER acknowledges and agrees MFS's rights with respect to the Service Contracts shall serve as additional collateral for the security interest, and in accordance therewith, MFS shall be entitled to retain all Service Contracts until such time as all amounts due MFS under all Purchased Contracts have been paid in full.

     10. MFS'S RIGHTS TO DEAL WITH CONTRACTS. MFS shall have the right to deal with all Contracts and Customers in the sole exercise of its business judgment, and without limiting the generality of the foregoing, may do the following without notice to or consent by SELLER, but only for its own account and without effect on SELLER reserves or recourse: (a) amend any Contract or renew or extend the time for payment or performance or grant any other indulgence to any Customer; (b) make any settlements or compromises therewith;
(c) demand additional collateral or release any collateral securing such Contract; (d) restructure, defer or otherwise alter payment terms of such Contract; and (e) transfer or assign any of its rights or obligations in regard of any Contract without the prior written consent of SELLER. MFS'S and SELLER's rights and obligations hereunder shall remain unaffected by any such activities.

     11.     COVENANTS OF SELLER.  During the Term hereof, SELLER agrees to:
(a) cooperate with MFS in giving notice to the Customer of the assignment of the Purchased Contract; (b) comply with all of SELLER's representations, warranties and other statutory and contractual obligations to the Customer;
(c) in the event SELLER receives any payment on a Contract, SELLER shall promptly forward such payment to MFS and SELLER hereby irrevocably appoints MFS its attorney-in-fact to act in its name and stead in regard of the Contracts, including without limitation, the right to endorse or sign SELLER's name on all checks, collections, receipts or other documents with regard to the Contracts, as MFS deems necessary or appropriate to protect MFS'S right, title and interest in and to the Contract and any security intended to be afforded thereby, (e) give MFS written notice of any Default hereunder or any claim which might adversely affect the rights of MFS hereunder; (f) conduct its business in accordance with sound business practices and standards and perform and fulfill all obligations to Customers under Contracts and related marketing materials, brochures and/or agreements delivered to Customers; (g) maintain all licenses and authorizations required by all applicable regulatory authorities; (h) secure, maintain and provide evidence of liability insurance in amounts as may be required by MFS; and (i) promptly deliver to MFS such information concerning the financial or other condition of SELLER as MFS may reasonably request.

     12. DEFAULT AND REMEDIES. Upon the occurrence of a Default by or with respect to SELLER following thirty (30) days' notice from MFS to SELLER and a SELLER's failure thereafter to cure, MFS may exercise any or all of the following remedies in addition to any other remedies available to MFS under applicable law: (a) declare all amounts payable hereunder to MFS to be immediately due and payable (including the Servicing Fees and any amounts due with respect to the repurchase of Purchased Contracts) and withdraw and offset such amount from and against the Reserve Account, the Collected Funds and/or any other amounts due to SELLER hereunder; (b) require the repurchase of any or all of the Purchased Contracts; (c) terminate this Agreement; (d) substitute other new Contracts delivered by SELLER for purchase for the defaulted Purchased Contract, in like amount, automatically without the prior written consent of SELLER, provided that MFS shall give SELLER written notice of such substitution; or (e) exercise all remedies provided to a secured party by this Agreement and/or by the Uniform Commercial Code in effect from time to time or any other applicable law, including, without limitation, the right to take possession of any collateral and to use such collateral in the operation of Seller's business pursuant to the appointment of a receiver or trustee for Seller's business.

     13. FULL RECOURSE BY SELLER; GUARANTY OF SELLER'S OBLIGATIONS; ADDITIONAL SECURITY. MFS may, at its option and in its sole discretion, condition its execution of this Agreement upon SELLER providing to MFS certain additional protections against losses including, without limitation, (i) a condition that SELLER agree to provide full recourse to MFS for some or all Contracts purchased hereunder, (ii) a condition that SELLER execute a security agreement pursuant to which a security interest in certain collateral is granted to MFS to secure SELLER'S obligations hereunder.

       14.     MISCELLANEOUS.

          (a) MFS and SELLER acknowledge that they are separate entities, each of which has entered into this Agreement for independent business reasons. There shall be no restriction on MFS's or SELLER's independent business judgment, including, but not limited to, decisions regarding selection of a Customer, pricing, market decisions or credit decisions hereunder.

          (b) SELLER further acknowledges and agrees that an assignment, transfer or sale to a third party of a controlling ownership and/or voting interest in SELLER shall be deemed to be an assignment under this Agreement, which shall require the consent of MFS. SELLER further acknowledges and agrees that MFS may condition any consent to an assignment on both SELLER and the proposed assignee continuing to be jointly and severally bound by all obligations of SELLER hereunder. In addition, MFS may withhold its consent to such assignment, in its sole and absolute discretion, in light of SELLER's unique ability to provide services and/or products to its Customers who enter into Contracts purchased hereunder.

          (c) The provisions of this Agreement and the representations, rights and obligations of the parties hereto shall survive the execution and delivery hereof, and except as they relate to entering into further Contracts, shall survive the termination of this Agreement.

          (d) Any notice required to be given hereunder shall be delivered personally, shall be sent by first class mail, postage prepaid, return receipt requested, by overnight courier, or by facsimile, to the respective parties at the addresses given in the preamble of this Agreement, which addresses may be changed by the parties by notice conforming to the requirements of this Agreement. Any such notice deposited in the mail shall be conclusively deemed delivered to and received by the addressee four (4) days after deposit in the mail, if all of the foregoing conditions of notice shall have been satisfied. All facsimile communications shall be deemed delivered and received on the date of the facsimile, if (1) the transmittal form showing a successful transmittal is retained by the sender, and (b) the facsimile communication is followed by mailing a copy thereof to the addressee of the facsimile in accordance with this paragraph. Any communication sent by overnight courier shall be deemed delivered on the earlier of proof of actual receipt or the first day upon which the overnight courier will guarantee delivery.

          (e) The parties agree that this Agreement has been executed and delivered in, and shall be construed in accordance with the internal laws of the State of California as applied to contracts between California residents entered into and to be performed wholly within California. SELLER hereby consents to the jurisdiction of any local, state or federal court located within the County of San Diego, State of California; provided, however, nothing contained herein shall preclude MFS from commencing any action hereunder in any Court having jurisdiction thereof.

          (f) If at any time any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon and shall not impair the enforceability of any other provision of this Agreement.

          (g) This Agreement together with all schedules and exhibits attached hereto, constitutes the entire agreement between the parties concerning the subject matter hereof and incorporates all representations made in connection with negotiation of the same. All prior or contemporaneous agreements, understandings, representation, warranties and statements, oral or written, relating to the subject matter hereof are superseded and are null and void. The terms hereof may not be terminated, amended, supplemented or modified orally, but only by an instrument duly executed by each of the parties hereto. The recitals set forth above are incorporated herein by this reference.

          (h) This Agreement and any amendments hereto shall be binding on and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

          (i) In the event there is any conflict between this Agreement and any ancillary agreements with respect to any Contract, the terms and conditions of this Agreement shall control.

          (j) If either party commences legal proceedings for any relief against the other party arising out this Agreement, the losing party shall pay the prevailing parties legal costs and expenses, including without limitation, reasonable attorney's fees.

          (k) This Agreement may be executed in one or more identical counterparts, all of which shall together constitute one and the same instrument when each party has signed one counterpart. To them as much extent permitted by applicable law, this Agreement may be executed by facsimile, with original signatures to immediately follow by overnight courier.

          (l) Additional terms of this Agreement, all of which are hereby incorporated herein by this reference, are set forth in the following schedules, addenda, exhibits or riders attached hereto:

_____________________________________________________________________________


     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized representatives on the date first above written.

SELLER:                                      MFS:
COLLEGE BOUND STUDENT ALLIANCE, INC.         MONTEREY FINANCIAL SERVICES, INC.
and its subsidiary COLLEGE                   a(n) California Corporation
PARTNERSHIP, INC.



By:_________________________________        By:______________________________

Title:   President                          Title:  President

                              SCHEDULE "A"
                      TO RECEIVABLES PURCHASE AGREEMENT
                           DATED June 20, 2001
                 BETWEEN MONTEREY FINANCIAL SERVICES, INC.
                                 AND
                    COLLEGE BOUND STUDENT ALLIANCE, INC.
               and its subsidiary COLLEGE PARTNERSHIP, INC.

DESCRIPTION OF SELLERS SERVICES/PRODUCTS:
Educational services, college application and planning services.
-----------------------------------------------------------------------------

PURCHASE PRICE.    The Purchase Price of a Purchased Contract shall be a
                   percentage of the total balance, excluding any interest charges (the "Contract Balance") owed by the Customer named therein calculated as follows:

                    a. Ninety-one and one half percent (91.5%) of the Contract Balance for Purchased Contracts payable by customer in zero (0) months to twelve (12) months from the date of assignment to MFS; and

                    The interest rate of the Consumer Contracts purchased at the above rates will be at FIFTEEN AND ONE HALF (15.5%) percent or greater. For each one percent (1%) drop below this percentage on the customers contract the purchase price per contract will be reduced by one percent (1%).

ADJUSTMENT TO
PURCHASE PRICE.     The foregoing Purchase Price percentages may be adjusted
                    inversely either up or down on the date of purchase of a Contract by an amount equal to one-half (1/2) of the change in the Prime Rate from the first day of each month if the Prime Rate (as defined below) is above nine percent
                    (9%). However, in no case will the Prime Rate Adjustment be made while the Prime Rate is below nine percent (9%).
                    For the purpose of this Agreement, the "Prime Rate" means the highest rate of interest announced by the main branch of the Union Bank, San Diego, California as its "prime" or
                    "reference" rate for commercial loans of short term maturities in effect as of the commencement of business on the first business day of each month throughout the term of this Agreement. On the date of this Agreement, the "Prime Rate" is seven percent (7%). This paragraph applies to only on-going purchases and does not apply to the first bulk purchase.

RESERVE AMOUNT.     Purchased Contracts shall be purchased by MFS withholding
                    from the Purchase Price a Reserve amount equal to:

                    a. Fifteen percent (15%) of the principal balance of each Purchased Contract.

RESERVE REBATE.     The "Reserve Rebate" means all amounts, if any, held in
                    the Reserve Account at the end of the six (6) months of the date of the original purchase and every three (3) months thereafter, in excess of the Minimum Reserve plus the percentage of delinquent accounts (delinquent accounts defined as more than 60 days past due). The Minimum
                    Reserve shall be equal to the total of:

                    a. Fifteen percent (15%) with respect to acceptable credit times the total aggregate contract balance owed on all Purchased Contracts that are payable in zero
                        (0) months to twelve (12) months on such date.

STIPULATIONS.       a.  MFS buys contracts which are current and have made at
                        least three (3) payments and have at least three (3) payments remaining on the contract.

                    b.  A 2:1 ratio will be needed for the first bulk purchase
                       (example: if MFS purchases $1,000,000 in finance, we
                        will need at least $2,000,000 placed in billing,
                        thereafter, the finance portfolio and billing portfolio will be 1:1 ratio.

                    c.  All purchased contracts will be full recourse; taken
                        (1) from the billing portfolio, or (2) if billing contracts are depleted, client will buy back contract or replace it with one of equal value.

                    d. MFS will do a flip monthly for the next three months using the same criteria above. For each flip from the billing portfolio to finance, client will replenish the billing portfolio to equal the total principal in the finance portfolio. Purchased contracts will continue to be full recourse until paid in full.

SERVICING FEE.          The Servicing Fee with respect to each Servicing
                        Contract, means the following:

                    a. An amount equal to a one-time set-up processing fee of Two Dollars ($2.00) for each Servicing Contract.

                    b. An amount equal to a one-time set-up processing fee of n/a Dollars ($n/a ) for each Servicing Contract which requires a monthly statement sent to the Customer.

                        [Mark an "X" on the line in front of the one that is
                         applicable]:

                         ___X___ Ten percent (10%) of the Collected Funds for
                                 such Servicing Contract for each month in which MFS is servicing such Servicing Contract, or

                              c. MFS shall collect and retain any late charges permitted by law.

                    d. The following fees are for additional services upon your request:

                    SERVICE                         COST
                    Courier                         Actual plus $3.00
                    Special programming             $85.00/hour
                    Wire transfers weekly on
                     Thursday from Finance and
                     Loan Servicing                 $18.00/transfer
                    Credit card fees                Actual per item
                    Labels                          Actual per label
                    Special notes                   Actual per mail
                    Special projects                Per quote
                    Lock Box Fees                   Actual cost
                    Finance and Loan Servicing
                     Aged Balance Reports emailed
                     weekly on Monday (previous
                     Friday, cut-off date           No Charge
SERVICING
CANCELLATION
FEE. MFS shall be entitled to a $10.00 Processing fee for any contract cancelled by the SELLER

REPURCHASE FEE.     The Repurchase Fee for each Repurchased Contract shall be
                    twenty-five Dollars ($25.00). This fee will apply only if SELLER cancels a contract.

TERM. The Term of this Agreement is a period of one (1 )year(s following the date hereof and for each succeeding one (1 ) year period thereafter unless sooner terminated as follows:

                    a. Upon the bankruptcy, the winding up or dissolution of either party this Agreement shall be terminated effective upon the filing of such bankruptcy or the effective date of the winding up or dissolution of such party, as applicable;

                    b. Upon the written agreement of the parties hereto this Agreement may be terminated in accordance with the terms of such agreement; or

                    c. If MFS determines in good faith, that there has been a material adverse change in the business or financial condition of SELLER or that the prospect of SELLER's performance pursuant to the terms of this Agreement has been impaired for any reason, MFS may terminate this agreement effective immediately upon giving written notice of such termination to SELLER; or,

                    d. Upon material breach by MFS which has not been cured within thirty (30) days from date of notice by SELLER

                    Notwithstanding the termination of this Agreement due to expiration of its Term, SELLER's obligations to MFS shall continue and MFS shall be entitled to collect all outstanding payments under all Purchased Contracts until they have been paid in full.

NSF FEES.           AGENT shall collect and retain allowable fees associated
                    with the return of a dishonored check, negotiable order of withdrawal, or share draft issued in connection with this Agreement.

BROKER FEES.        MFS is responsible for paying broker commissions to
                    Anthony Cicone per MFS's Independent Contractor Fee
                    Agreement with Anthony Cicone dated June 1st, 2001.

FULL RECOURSE; GUARANTY OF SELLER'S OBLIGATIONS;
ADDITIONAL SECURITY AS SET FORTH IN SECTION 13.

[Mark an "X" on the line in front of all provisions that are applicable.]


          ___ SELLER must provide full recourse to MFS for all Contracts purchased hereunder

          _X_ SELLER must provide full recourse to MFS for Contracts purchased hereunder based upon the following criteria: SELLER agrees to Full Recourse on any contract that comes delinquent and remains unpaid for more than Sixty (60) days for any reason whatsoever.

          ___ SELLER must provide a guaranty of all of SELLER'S obligations from the following individual or entity:

              ______________________________________________________________
              ______________________________________________________________

          ___ SELLER must pledge to MFS the following additional collateral to secure SELLER's obligations hereunder:


              ______________________________________________________________
              ______________________________________________________________

          SELLER'S Initials:  _____________

                                    EXHIBIT A

                          FORM OF IRREVOCABLE ASSIGNMENT

FOR VALUE RECEIVED, the undersigned COLLEGE BOUND STUDENT ALLIANCE, INC. and its subsidiary COLLEGE PARTNERSHIP, INC., (the "Assignor") hereby sells, assigns and transfers unto MONTEREY FINANCIAL SERVICES, INC., (MFS) a California corporation ("Assignee"), its successors and assigns, all of Assignor's right, title and interest in and to the contracts, promissory notes, security agreements, membership agreements, instruments and accounts receivable (each, a "Contract" and collectively, the "Contracts") described on the attached Annex A, together with the property described therein, if any, and all rights and remedies thereunder, including all guaranties thereof or collateral security therefor, without recourse or warranty except as provided herein. Assignor authorizes Assignee to collect any and all installments and payments due on each Contract and to take action thereunder which Assignor might otherwise take with respect to each Contract. This Assignment is being delivered pursuant to and upon all of the representations, warranties, covenants and agreements on the part of the undersigned Assignor contained in that certain Receivables Purchase Agreement, dated as of June 20, 2001 (the "Agreement") between Assignor and Assignee, which Agreement contains certain representations, warranties and covenants from Assignor to Assignee, including, without limitation, certain obligations on behalf of the Assignor to repurchase the Contracts or to replace the Contracts upon the terms and conditions set forth therein. This Assignment shall be governed by and interpreted in accordance with the terms of the Agreement and the laws of the State of California. Capitalized terms used herein which are not defined herein shall have the meanings set forth in the Agreement.

     Assignee may, without notice to Assignor, enter into any settlement, forbearance or other variation in terms in connection with any Contract, or discharge or release the obligations of the Obligor or other person, by operation of law or otherwise, without affecting Assignor's liability hereunder, or any other rights of Assignor including, but not limited to all rights of Assignor under the agreement, and that any settlement, forbearance, or other variation by Assignee or its assigns shall not cause Assignor's Repurchase Price to be greater than it would have been in the absence of the settlement, forbearance, or other variation. Assignee's failure or delay in enforcing any right hereunder does not constitute a waiver of that right. Assignor shall not make any collections or repossessions with respect to the Contracts.

     Assignor hereby certifies on and as of the date hereof (a) that each and every representation and warranty of the undersigned contained in the Agreement is true and correct on and as of the date hereof in all material respects with the same force and effect as if originally expressed on and as of the date hereof and (b) that each of the conditions set forth in the Agreement with respect to the purchase of the Contracts hereunder has been fulfilled or waived on the date hereof.

     Assignor does not delegate and Assignee shall not be required to assume any of the duties, responsibilities, liabilities or obligations of Assignor under any Contract assigned hereunder and Assignor shall remain liable therefor notwithstanding the assignment contained herein.

     IN WITNESS WHEREOF, the undersigned has executed this Limited Recourse Assignment to be duly executed this _______ day of ____________________, 2001.

                                 COLLEGE BOUND STUDENT ALLIANCE, INC.
                                 and its subsidiary COLLEGE PARTNERSHIP, INC.


                                 By:________________________________________

                                 Title:___________________________________

                   FORM OF FULL RECOURSE ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned COLLEGE BOUND STUDENT ALLIANCE, INC. and its subsidiary COLLEGE PARTNERSHIP, INC. (the "Assignor") hereby sells, assigns and transfers unto MONTEREY FINANCIAL SERVICES, INC., (MFS) a California corporation ("Assignee"), its successors and assigns, all of Assignor's right, title and interest in and to the contracts, promissory notes, security agreements, membership agreements, instruments and accounts receivable (each, a "Contract" and collectively, the "Contracts") described on the attached Annex A, together with the property described therein, if any, and all rights and remedies thereunder, including all guaranties thereof or collateral security therefor, without recourse or warranty except as provided herein. Assignor authorizes Assignee to collect any and all installments and payments due on each Contract and to take action thereunder which Assignor might otherwise take with respect to each Contract. This Assignment is being delivered pursuant to and upon all of the representations, warranties, covenants and agreements on the part of the undersigned Assignor contained in that certain Receivables Purchase Agreement, dated as of June 20, 2001 (the "Agreement") between Assignor and Assignee, which Agreement contains certain representations, warranties and covenants from Assignor to Assignee, including, without limitation, certain obligations on behalf of the Assignor to repurchase the Contracts or to replace the Contracts upon the terms and conditions set forth therein. This Assignment shall be governed by and interpreted in accordance with the terms of the Agreement and the laws of the State of California. Capitalized terms used herein which are not defined herein shall have the meanings set forth in the Agreement.

     In addition to the foregoing, Assignor agrees that if any installment on a Contract becomes due and remains unpaid for more than sixty (60) days, or if a Customer otherwise fails to perform in accordance with the Contract terms, or if a Customer becomes insolvent or makes an assignment for the benefit of creditors, or if a petition for a receiver or in bankruptcy is filed by or against any Customer, then in any of such events, Assignor will, within thirty
(30) days after Assignor's written notice of the applicable Contract and demand to Assignor, either (i) repurchase the Purchased Contract to which the default or bankruptcy relates in lawful money of the United States of America for a price equal to the Repurchase Price; or (ii) to replace the Purchased Contract to which the default relates by assigning to Assignee an undivided interest in and to a Contract owned by Assignor with a principal balance identical to the Repurchase Price. In such event, Assignee agrees to reassign the Purchased Contract to Assignor, AS IS, WHERE IS, WITHOUT RECOURSE OR WARRANTY OF ANY KIND (except that Assignee shall represent and warrant that it owns the applicable Purchased Contract and it has not transferred the applicable Purchased Contract to a third party).

     Assignee may, without notice to Assignor, enter into any settlement, forbearance or other variation in terms in connection with any Contract, or discharge or release the obligations of the Obligor or other person, by operation of law or otherwise, without affecting Assignor's liability hereunder, except that any settlement, forbearance, or other variation by Assignee or its assigns shall not cause Assignor's Repurchase Price to be greater than it would have been in the absence of the settlement, forbearance, or other variation. Assignee's failure or delay in enforcing any right hereunder does not constitute a waiver of that right. Assignor shall not make any collections or repossessions with respect to the Contracts.

     Assignor hereby certifies on and as of the date hereof (a) that each and every representation and warranty of the undersigned contained in the Agreement is true and correct on and as of the date hereof in all material respects with the same force and effect as if originally expressed on and as of the date hereof and (b) that each of the conditions set forth in the Agreement with respect to the purchase of the Contracts hereunder has been fulfilled or waived on the date hereof.

     Assignor does not delegate and Assignee shall not be required to assume any of the duties, responsibilities, liabilities or obligations of Assignor under any Contract assigned hereunder and Assignor shall remain liable therefor notwithstanding the assignment contained herein.


     IN WITNESS WHEREOF, the undersigned has executed this Limited Recourse Assignment to be duly executed this 22nd day of June, 2001.


SELLER:                                   MFS:
COLLEGE BOUND STUDENT ALLIANCE, INC.      MONTEREY FINANCIAL SERVICES, INC.,
and its subsidiary COLLEGE                a California Corporation
PARTNERSHIP, INC.


By: __________________________________    By: _______________________________
     President                                 Robert C. Steinke, President

Date:  6-22-01                            Date:  6/22/01

                              ADDENDUM "A"
                          dated June 20, 2001

                 TO RECEIVABLES PURCHASE AGREEMENT SCHEDULE "A"
                           dated June 20, 2001

                   BETWEEN:   MONTEREY FINANCIAL SERVICES, INC.,
                                   AND

                         COLLEGE BOUND STUDENT ALLIANCE, INC.
                    and its subsidiary COLLEGE PARTNERSHIP, INC.
                                 * * * * *

COLLEGE BOUND STUDENT ALLIANCE, INC. and its subsidiary COLLEGE PARTNERSHIP, INC. (Client), agrees upon the following:

          Client agrees to keep the finance portfolio and the billing portfolio at a minimum 1:1 dollar ratio which will go into effect after the first bulk purchase (which requires a 1:2 ratio, finance and billing) and continue until there is a zero balance in the finance portfolio.


                        * All other terms remain the same *



MONTEREY FINANCIAL SERVICES, INC.        COLLEGE BOUND STUDENT ALLIANCE, INC.
a California Corporation                 and its subsidiary COLLEGE
                                         PARTNERSHIP, INC.


Signed: _____________________________    Signed: ____________________________
         Robert C. Steinke               Print:  ____________________________
         President                       Title:  ____________________________

Dated:  6/22/01                          Dated:  ____________________________